May 9, 2006

Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, NY 10018
Attention : David T.Schubauer

INDEPENDENT AUDITORS CONSENT

We consent to the incorporation of Cintel Corp. financial statements for the years ended December 31, 2004 and December 31, 2005 and our auditors report dated March 27, 2006 appearing on the Form SB-2 of Cintel Corp. dated May 11, 2006.

We also consent to the reference to SF partnership, LLP under “Experts”.

/s/ SF Partnership, LLP Yours very truly, SF Partnership, LLP

The Madison Centre, 4950 Yonge Street, Suite 400, Toronto, Ontario Canada M2N 6K1
Telephone 416 250 1212 Fax 416 250 1225 email general@solfeld.com www.solfeld.com